DIGITAL COURIER TECHNOLOGIES, INC.
                           136 Heber Avenue, Suite 204
                                   PO Box 8000
                              Park City, Utah 84060


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD DECEMBER 8, 1999


TO THE STOCKHOLDERS:


         You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Digital Courier Technologies, Inc. (the "Company"), which will be held at the Company's offices at 1499 Gulf to Bay Boulevard, Clearwater, Florida on Wednesday, December 8, 1999, at 10:00 a.m. Eastern time, to consider and act upon the following matters;

         1.    The election of directors;

         2.    To approve the Company's  Second  Amended and Restated  Incentive
               Plan;

         3. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending June 30, 2000; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournments of the Annual Meeting.

         Only holders of record of Common Stock of the Company at the close of business on November 5, 1999 will be entitled to notice of and to vote at the Annual Meeting and any adjournments of the Annual Meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                              By Order of the Board of Directors



                                              James A. Egide
                                              Chairman of the Board

                       DIGITAL COURIER TECHNOLOGIES, INC.

                               -------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD DECEMBER 8, 1999


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Digital Courier Technologies, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Company's offices at 1499 Gulf to Bay Boulevard, Clearwater, Florida, on Wednesday, December 8, 1999, at 10:00 a.m. Eastern time. Accompanying this Proxy Statement is the Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

         All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted as specified by the stockholder, or, if no vote is indicated, the proxy will be voted in favor of the proposals described in this Proxy Statement. A stockholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

         The cost of the Annual Meeting, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. The Company may, in addition, use the services of its directors, officers and employees to solicit Proxies, personally or by telephone, but at no additional salary or compensation. The Company also requests banks, brokers and others who hold Common Stock of the Company in nominee names to distribute annual reports and Proxy soliciting materials to beneficial owners and shall reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

         The Company's principal executive offices are located at 136 Heber Avenue, Suite 204, P.O. Box 8000, Park City, Utah 84060. This Proxy Statement and the accompanying Proxy were mailed to stockholders on or about November __, 1999.


                        VOTING RIGHTS AND VOTES REQUIRED

         The close of business on November 5, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments of the Annual Meeting. As of the record date, the Company had outstanding _________ shares of common stock, par value $0.0001 per share (the "Common Stock"), the only outstanding voting security of the Company. As of the record date, the Company had approximately __ stockholders of record. A stockholder is entitled to cast one vote for each share held on the record date on all matters to be considered at the Annual Meeting.

         One-third of the outstanding shares of Common Stock entitled to vote at the Meeting must be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business.

         All shares represented by the accompanying proxy, if the proxy is properly executed and returned, will be voted as specified by the stockholder, or, if no vote is indicated, the proxy will be voted FOR the nominees for director, FOR the approval of the amendment to the Company's Amended and Restated Incentive Plan, and FOR the ratification of the selection of Arthur

Andersen LLP as independent public accountants for the Company. As to any other matter of business which may properly be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment and discretion of the person or persons voting the same, although management does not presently know of any such other matter of business. Votes withheld by nominee recordholders who did not receive specific instructions from the beneficial owners of shares will not be treated as votes cast or as shares present or represented and will reduce the absolute number (although not the percentage) of affirmative votes needed for approval.

         In the election of directors, the eight candidates receiving the highest number of votes at the Annual Meeting will be elected as directors. In order to approve the amendment to the Company's Amended and Restated Incentive Plan, and for ratification of the selection of Arthur Andersen LLP as independent public accountants of the Company, the affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy and properly voting at the Annual Meeting will be required.

         In the event that the votes necessary to approve any of the foregoing proposals have not been obtained by the date of the Annual Meeting or a quorum is not present at the Meeting, the Chairman of the Meeting may, in his discretion, adjourn the Annual Meeting from time to time to permit the solicitation of additional proxies by the Board of Directors.


                        DIRECTORS AND EXECUTIVE OFFICERS

         The stockholders are being asked to elect eight directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. The proxies will be voted in favor of the nominees unless otherwise specifically instructed. Although the Board of Directors does not anticipate that any nominee will be unavailable for election, in the event of such occurrence the proxies will be voted for such substitute, if any, as the Board of Directors may designate.

         The eight nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors; votes withheld and broker non-votes have no legal effect.

         The following table sets forth certain information with respect to each director, nominee and executive officer of the Company as of November 5, 1999:


               Name                Age                Position
          --------------------     ---      ---------------------------------
          James A. Egide*           65      Chairman, Chief Executive Officer
                                            and nominee
          Don Marshall              40      Director, President and nominee
          Mitchell L. Edwards       41      Executive Vice President, Chief
          Glen Hartman*             42      Director and nominee
          Kenneth M. Woolley*       52      Director and nominee
          Thomas Tesmer             53      Director and nominee
          David Hicks               31      Director and nominee
          Kenneth Nagel             52      Director and nominee
          Allan Grosh               58      Director

                  *Serves on compensation and audit committees.

         Nominees. The following individuals have been nominated by the Board of Directors of the Company to stand for election at the Annual Meeting:

James A. Egide: Director and Chairman

         Mr. Egide was  appointed as a Director of the Company in January  1995,
Chairman in September 1997 and Chief Executive Officer in March 1999. Since 1990, Mr. Egide has primarily been involved in managing his personal investments, including multiple international and national business enterprises. In 1978 he co-founded Carme, a public company, and served as CEO and Chairman of the Board until 1989 when it was sold. From 1976 until 1980, Mr. Egide's primary occupation was President and Director of Five Star Industries, Inc., a California corporation which was a general contractor and real estate developer. His principal responsibilities were land acquisition, lease negotiations and financing.

Don Marshall: Director and President

         Mr. Marshall has been President since July 1999 and a director since October 1999. For the past five years he has been developing software and business solutions for DataBank International, the company he created in St.Kitts, which we recently acquired. He is a professional engineer with a doctoral education in the field of instrumentation and control. Mr. Marshall is also one of the owners of Caribe Yachts, a privately owned yacht construction company in St.Kitts. He is managing director of DataBank as well as sitting on the Board of Directors of Caribe Yachts Ltd.

Mitchell L. Edwards: Director, Executive Vice President and Chief Financial Officer

         Mr. Edwards has been Executive Vice President and Chief Financial Officer of the Company since June 1998. From June 1997, he was Senior Vice
President / Finance and Legal of DataMark Holding, Inc., the public company which acquired Digital Courier Technologies. From 1995 until joining the Company, Mr. Edwards was Managing Director of Law and Business Counselors, a mergers and acquisitions and corporate finance consulting firm with offices in California and Utah, and prior to that was a Partner in the law firm of Brobeck, Phleger & Harrison in Los Angeles. Mr. Edwards' practice for over 10 years has specialized in mergers and acquisitions, corporate finance, public offerings, venture capital and other transactions for emerging and high technology companies throughout the country. Mr. Edwards received a J.D. from Stanford Law School, a B.A/M.A. in International Business Law from Oxford University
(Marshall Scholar), and a B.A. in Economics from Brigham Young University (Valedictorian). He has also worked at the White House and at the United States Supreme Court.

Kenneth M. Woolley: Director

         Mr. Woolley has been a founder and director of several companies. Mr. Woolley served on the Board of Directors of Megahertz Holding Corporation, the leading manufacturer of fax/modems for laptop and notebook computers until February 1995. Prior to the merger of Megahertz and VyStar Group, Inc. in June 1993, Mr. Woolley had served as President of the parent company. Since 1979, Mr. Woolley has been a principal in Extra Space Management, Inc. and Extra Space Storage, privately held companies engaged in the ownership and management of mini-storage facilities. Since 1989, Mr. Woolley has been a partner in D.K.S. Associates, and since 1990 a director and executive officer of Realty Management, Inc., privately held companies engaged in the ownership and management of apartments, primarily in Las Vegas, Nevada. Mr. Woolley is a director of Cirque Corporation. Mr. Woolley also serves as an associate professor of business management at Brigham Young University. Mr. Woolley holds a B.A. in Physics from Brigham Young University, an M.B.A. and a Ph.D. in Business Administration from the Stanford University Graduate School of
Business. Mr. Woolley is available to the Company on a part-time, as needed basis.

Glen Hartman: Director

         Mr. Hartman has been a director of the Company since July 1998. Mr. Hartman is the founder, principal and a member of the board of directors of Cosine Communications, Inc. since 1996. Mr. Hartman is also the founding general partner of Falcon Capital, LLC, a private equity investment company, specializing in technology companies since 1995. From 1992 to 1995 Mr. Hartman served as CEO and Chairman of Apex Data, a computer peripherals manufacturing company. Mr. Hartman holds a B.A. in Economics from UCLA.

Tom Tesmer: Chief Technology Officer and Director

         Mr. Tesmer has been Chief Technology Officer since July 1999 and a director since October 1999. He is also the President of Access Services, a company that he founded in August, 1997, and which Digital Courier acquired in April, 1999. Mr. Tesmer has over 25 years of senior management experience in the electronic funds transfer data processing business, all within the on-line and batch processing services environments. From 1993-1997 he worked for Southeast Switch, Inc. as Vice President and Director, POS Technologies Division

David Hicks: Director

         Mr. Hicks has been a director of the Company since October 1999. He studied business management in the United Kingdom before coming to the Caribbean five years ago. Mr. Hicks is a Director of Caribe Yachts, a privately owned yacht construction company in St. Kitts and a Director of DataBank. He brings to DataBank his experience in dealing with international and European banks.

Kenneth Nagel: Director

         Mr. Nagel is the President of Secure-Bank.com, a company that he co-founded in 1997, and which Digital Courier acquired in June, 1999. For the past more than 10 years, Mr. Nagel has been developing software and business solutions for the company he co-founded. In October, 1999 he was appointed as a Director of the Company. Mr. Nagel has been employed in the payment processing industry since 1980.

         Meetings. The Board of Directors held eight meetings in fiscal 1999. The Board of Directors has appointed a Compensation Committee consisting of Mr. Egide, Mr. Woolley and Mr. Hartman. The Compensation Committee, which is responsible for reviewing and recommending the approval to the Board of Directors of compensation of the officers of the Company, met two times during fiscal 1999. The Audit Committee, comprised of Mr. Egide, Mr. Woolley and Mr. Hartman, is responsible for periodically reviewing the financial condition and the results of audits of the Company with its independent public accountants. The Audit Committee met one time in fiscal 1999.

         Non-employee directors are reimbursed their out-of-pocket expenses for attending Board and Committee meetings.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding Common Stock of the Company beneficially owned as of November 15, 1999 by: (i) each person known by the Company to beneficially own 5% or more of the outstanding Common Stock,
(ii) each director and director nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all officers and directors as a group. As of November 15, 1999, there were 35,153,928 shares of Common Stock outstanding and 360 shares of Preferred Stock outstanding.

                                                    Amount of        Percentage
       Names and Addresses of                        Common           of Voting
       Principal Stockholders                        Shares           Securities
       ----------------------                        ------           ----------

   L. H. Trust                                       995,296
   Castletown, Isle of Man
   Brown Simpson Strategic Growth Fund, Ltd.       1,183,657 (1)
   Fund, L.P.
   152 West 57th Street
   New York, New York 10019

   Brown Simpson Strategic Growth Fund, L.P.         515,902 (2)
   Fund, L.P.
   152 West 57th Street
   New York, New York 10019

   Transaction Systems Architects, Inc.            2,250,000 (3)
   224 South 108th Avenue
   Omaha, Nebraska, 68154



                             Officers and Directors
                             ----------------------

   James A. Egide                                  1,510,632
   136 Heber Avenue, Suite 204
   Park City, Utah 84060

   Raymond J. Pittman                              1,930,127
   187 Fremont Street
   San Francisco, California 94105

   Kenneth M. Woolley                                199,500 (4)
   136 Heber Avenue., Suite 204
   Park City, Utah 84060

   Mitchell L. Edwards                               294,625 (5)
   136 Heber Avenue., Suite 204
   Park City, Utah 84060

   Glen Hartman                                       66,667
   136 Heber Avenue, Suite 204
   Park City, Utah 84060

   Donald Marshall                                 1,360,000
   Central Street
   Brasseterre, St. Kitts, West Indies

   David Hicks                                     1,200,000
   Central Street
   Brasseterre, St. Kitts, West Indies

   Ken Nagel                                       1,325,000
   1499 Gulf to Bay Boulevard
   Clearwater, Florida 33756

   Allan Grosh                                       186,667 (6)
   136 Heber Avenue, Suite 204
   Park City, Utah 84060

   All Directors and Executive Officers            8,073,218
   (9 persons)

* Assumes exercise of all exercisable options and warrants held by listed security holders which can be acquired within 60 days from November , 1999.

(1) Includes 520,000 shares which Brown Simpson Ltd. may acquire upon exercise of warrants. Does not include Series A Convertible Preferred Stock which is convertible into 444,444 shares of common stock which are not currently convertible.

(2) Includes 280,000 shares which Brown Simpson L.P. may acquire upon exercise of warrants. Does not include Series A Convertible Preferred Stock which is convertible into 355,556 shares of common stock which are not currently convertible.

(3) Includes 1,000,000 shares which Transactions Systems Architects, Inc. may acquire upon exercise of warrants.

(4) Includes 37,500 shares which Mr. Woolley may acquire on exercise of options. Does not include 75,000 shares which may be acquired on exercise of options which are not currently exercisable.

(5) Includes 175,625 shares which Mr. Edwards may acquire on exercise of options. Does not include 100,000 shares which may be acquired on exercise of options which are not currently exercisable.

(6) Includes 186,667 shares which Mr. Grosh may acquire on exercise of options. Does not include 373,333 shares which may be acquired on exercise of options which are not currently exercisable.

     The stockholders listed have sole voting and investment power, except as otherwise noted.

                             EXECUTIVE COMPENSATION

         The following table sets forth the aggregate cash compensation paid by the Company for services rendered during the last three years to the Company's Chief Executive Officer as of June 30, 1999 and to each of the Company's other executive officers whose annual salary and bonus exceeded $100,000.

                              Summary Compensation
                                                                                        Long-Term
                                Annual Compensation                                    Compensation
                                -------------------                                    ------------
                                                                                    Other Annual
Name and Principal             Year Ended           Salary            Bonus         Compensation             Options/SARs
    Position                     June 30              ($)              ($)              ($)                     (#)
    --------                     -------              ---              ---              ---                     ---

James A Egide                    1999           $      4,000        $        0                                      0
Director, Chairman,              1998                      0        $        0                                      0
Chief Executive
Officer

Mitchell L. Edwards              1999           $    169,792         $  70,000                                215,000
Director, Executive              1998           $    150,000         $  25,000                                215,000
Vice President, Chief
Financial Officer

Raymond J. Pittman               1999           $    142,500         $       0                                      0
Director, Senior Vice            1998                      0         $       0                                      0
President - Public
Relations

Compensation of the executive officers may be increased from time to time as recommended by the compensation committee and approved by the Board of Directors.

Stock Options Granted in Last Fiscal Year

                                                                                  Potential Realizable Value
                                                                                  as Assumed Annual Rates
                                                                               of Stock Price Appreciations
                                Individual Grants                                     for Option Term
-------------------------------------------------------------------------------------------------------------
                                   % of Total
                                     Options
                                   Granted to
                    Options        Employees         Exercise           Expiration          5%            10%
Name               Granted (#)       in 1999           Price               Date            ($)
-------------------------------------------------------------------------------------------------------------
Mitchell L.        150,000             9.0%          $5.75               Mar. 2004      $  43,125  $  86,250
Edwards
-------------------------------------------------------------------------------------------------------------
Allan J.           125,000             7.5%          $5.75               Mar. 2004         35,938     71,875
Grosh
-------------------------------------------------------------------------------------------------------------
Allan J.           435,000            26.0%          $5.85               Jun. 2004        127,238    254,475
Grosh
-------------------------------------------------------------------------------------------------------------
      Total            710,000        42.5%                                              $206,301  $ 412,600
                  ============   ============                                           =========  =========
-------------------------------------------------------------------------------------------------------------

Aggregated Option Exercises and Year-End Option Values in Fiscal 1999

         The following table summarizes for each of the named executive officers of the Company the number of stock options, if any, exercised during fiscal 1999, the aggregate dollar value realized upon exercise, the total number of unexercised options held at June 30, 1999 and the aggregate dollar value of in-the-money unexercised options, if any, held at June 30, 1999. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise price of the option. The value of unexercised, in-the-money options at June 30, 1999 is the difference between its exercise price and the fair market value of the underlying stock on June 30, 1999, which was $5.875 per share based on the closing bid price of the Common Stock on June 30, 1999. The underlying options have not been, and may never be, exercised; and actual gains, if any, on exercise will depend on the value of the Common Stock on the actual date of exercise. There can be no assurance that these values will be realized.

                                                                                           Value of Unexercised
                                                        Number of Unexercised            In-the-Money Options at
                                                         Options at 6/30/99                     6/30/99
                                                         ------------------                     -------
                              Shares
                             Acquired      Value
                               on        Realized
    Name                    Exercise(#)     ($)         Exercisable     Unexercisable   Exercisable     Unexercisable
---------------------------------------------------------------------------------------------------------------------
Allan J. Grosh                   0      $        0         41,667            518,333   $     5,208      $   21,292

Mitchell L. Edwards        110,308      $  568,388        166,971            100,000   $   371,784       $  12,500

Stock Option Plan

         The Company has adopted the Amended and Restated Incentive Plan (the "Option Plan") to assist the Company in securing and retaining key employees and directors. The Option Plan provides that options to purchase a maximum of
2,500,000 shares of Common Stock may be granted to (i) directors and consultants, and (ii) officers (whether or not a director) or key employees of the Company ("Eligible Employees"). The Option Plan will terminate in 2014 unless sooner terminated by the Board of Directors.

         The Option Plan is administered by a committee (the "Option Committee") currently consisting of the Board of Directors. The total number of options granted in any year to Eligible Employees, the number and selection of Eligible Employees to receive options, the number of options granted to each and the other terms and provisions of such options are wholly within the discretion of the Option Committee, subject to the limitations set forth in the Option Plan. The option exercise price for options granted under the Plan may not be less than 100% of the fair market value of the underlying common stock on the date the option is granted. Options granted under the Option Plan expire upon the earlier of an expiration date fixed by the Option Committee or five years from the date of grant.

         Under the Option Plan, the Company may issue both qualified and non-qualified stock options. As of June 30, 1999, options to purchase 1,778,971 shares of Common Stock were outstanding under the Plan.

Compensation of Directors

         The Company's non-employee Directors are not currently compensated for attendance at Board of Director meetings. Non-employee directors may be granted, on an ad hoc basis, stock options upon being appointed to the Board. The Company may adopt a formal director compensation plan in the future. All of the Directors are reimbursed for their expenses for each Board and committee meeting attended.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Officers, directors and greater than ten-percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and on representations that no other reports were required, the Company has determined that during the last fiscal year all applicable 16(a) filing requirements were met.


                              CERTAIN TRANSACTIONS


         During the year ended June 30, 1994, the Company made cash loans to two officers totaling $46,000, which were settled during the year ended June 30, 1995, except for $1,000 which was settled during the year ended June 30, 1997.

         Prior to July 1, 1994, the Company had borrowed money from certain officers. Additional borrowings of $50,000 and $129,500 were made during the years ended June 30, 1996 and 1995, respectively. Principal payments on these notes were $1,666, $199,500, and $2,152 during the years ended June 30, 1997, 1996 and 1995, respectively. The amounts due on these loans at June 30, 1998, 1997 and 1996 were $0, $0 and $1,666, respectively.

         During the year ended June 30, 1997, the Company negotiated services and equipment purchase agreements with CasinoWorld Holdings, Ltd., Cybergames, Inc., Online Investments, Inc. and Barrons Online, Inc., companies in which Mr. Egide, one of the Company's directors and stockholders has an ownership interest. Under the agreements, the Company provided software development services, and configured hardware and other computer equipment.

         During the year ended June 30, 1999, the Company made a cash loan to an officer in the amount of $56,000, which was settled in full in July 1999.

         In connection with the acquisition of SB.com in June 1999, the Company made cash loans of $500,000 to each of four officers of SB.com. in exchange for promissory notes. The notes accrue interest at a rate of six percent per annum and are due in full June 30, 2001 or sooner if the makers receive proceeds from the sale of Company stock. During the year ended June 30, 1994, the Company made cash loans to two officers totaling $46,000, which were settled during the year ended June 30, 1995, except for $1,000 which was settled during the year ended June 30, 1997.

                          COMPENSATION COMMITTEE REPORT

         The Company's executive compensation policies are administered by the Compensation Committee. The Compensation Committee reviews and determines the compensation of the Company's officers and evaluates management performance, management succession and related matters.

         The compensation policy of the Company is to provide competitive levels of compensation that are influenced by performance, that reward individual achievements, and that enable the Company to attract and retain qualified executives. Compensation consists primarily of annual salary and long-term incentive compensation in the form of stock options. Bonuses are awarded only in circumstances when, in the Compensation Committee's subjective judgment, a particular executive had exceptional performance during the prior year.

         The Compensation Committee believes that Mr. Edwards' contribution to the Company in fiscal 1998 justifies the bonus he received and the stock options he was granted.

                  The Compensation Committee:

                  James A. Egide
                  Kenneth M. Woolley
                  Glen Hartman


                                PERFORMANCE GRAPH

         The following chart shows how $100 invested as of June 30, 1995, in shares of the Company's Common Stock would have grown during the two-year period ended June 30, 1999, as a result of changes in the Company's stock price, compared with $100 invested in the Standard & Poor's 500 Stock Index and in the Standard & Poor's Technology 500 Index.

         The Company's Common Stock began to be quoted on the OTC Bulletin Board in January 1995, prior to that time there was no public market for the securities of the Company's predecessor and the Company is not aware of any quotations for its securities during that period.


Chart                Comparison of Four Year Cumulative Total Return
     Digital Courier Technologies, Inc., S&P 500 Index, and S&P Technology Index

--------------------------------------------------------------------------------------------------------------
      Company/Index Name              1995              1996             1997             1998          1999
      ------------------              ----              ----             ----             ----          ----
Digital Courier
Technologies (DCTI)                  $100.00         $3,400.00        $800.00        $2,500.00       $1,566.67
-------------------------------------------------------------------------------------------------------------
S&P 500 Index                         100.00            123.11         162.49           208.14          251.99
-------------------------------------------------------------------------------------------------------------
S&P Technology                        100.00            118.29         179.06           239.68          394.31
--------------------------------------------------------------------------------------------------------------

                                 PROPOSAL No. 1
                              ELECTION OF DIRECTORS

         Pursuant to the Articles of Incorporation of the Company, the Board of Directors is to be comprised of not fewer than three members. The term of the directors is to be for a period of one year or until their successors are duly elected and qualified. Accordingly, the directors elected at this meeting will serve until the next annual meeting to be held in 2000, or until their successors are elected and qualified. The persons named in the enclosed form of Proxy will vote the shares represented by such Proxy FOR the election of the nominees for director named below. The nominees are:



            Name of Nominee         Age       Current Position
    James A. Egide                   65       Chairman, Chief Executive Officer

    Don Marshall                     40       Director, President

    Mitchell L. Edwards              41       Director, Executive Vice

    Kenneth M. Woolley               52       Director

    Glen Hartman                     42       Director

    Thomas Tesmer                    53       Director

    David Hicks                      31       Director

    Kenneth Nagel                    52       Director

         Biographical information regarding the nominees is set forth above under the caption "Directors and Executive Officers."

         Pursuant to the Company's Amended and Restated Certificate of Incorporation, every holder of Common Stock voting for the election of directors is entitled to one vote for each share of Common Stock. A stockholder may vote each share once for one nominee to each of the director positions being filled, and there is no cumulative voting.

         Proxies solicited hereby (other than Proxies in which the vote is withheld as to one or more nominees) will be voted for the candidates standing for election as directors nominated by the Board. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for election of such substitute as the Board may recommend. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

         The Board of Directors unanimously recommends a vote FOR each of the director nominees.

                                 PROPOSAL No. 2

                     APPROVAL OF SECOND AMENDED AND RESTATED
                DIGITAL COURIER TECHNOLOGIES, INC. INCENTIVE PLAN


         The Board of Directors has adopted and recommends that shareholders vote to approve the Second Amended and Restated Digital Courier Technologies, Inc. Incentive Plan (the "Incentive Plan"). The Incentive Plan will, if approved, amend and restate the Amended and Restated Digital Courier Technologies, Inc. Incentive Plan (the "Existing Plan") in its entirety. If the Incentive Plan is not approved, the Existing Plan will remain in effect in its present form. The principal substantive differences between the Incentive Plan and the Existing Plan are the following:

        o The Incentive Plan increases the number of shares of Common Stock that may be the subject of Options and Awards from 2,500,000 to 6,000,000; and

        o In order to maximize the Board of Directors' flexibility in granting Options and Awards pursuant to the Incentive Plan, the Incentive Plan eliminates the following restrictions contained in the Existing Plan:

                  (i) Restriction capping the aggregate grants of Options and Awards to any Eligible Individual to 350,000 Shares per calendar year;
                  (ii) Restriction limiting the maximum dollar amount that any Eligible Individual may receive during the term of the Existing Plan in respect of Performance Units denominated in dollars to 100% of the aggregate base salary of such Eligible Individual; and
                  (iii) Restriction preventing the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options granted under the Existing Plan become exercisable for the first time by an Optionee during any calendar year from exceeding $1,000,000.

The terms of the Incentive Plan are summarized below. Capitalized terms used herein will, unless otherwise defined, have the meanings assigned to them in the text of the Incentive Plan, which is attached to this Proxy Statement as Annex I.

General

         The Incentive Plan is intended to promote the interests of the Company and its stockholders by providing directors, officers, employees and others who are expected to contribute to the success of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company, thereby aligning their interest more closely to the interest of the stockholders.

         The Incentive Plan is intended to comply with the requirements of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended. In addition, the Incentive Plan may provide performance-based compensation so as to be eligible for compliance with Section 162(m) ("Section 162(m)") which denies a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to the following individuals who are employed at the end of the employer's taxable year ("Covered Employees"): the chief executive officer and the four most highly compensated executive officers (other than the chief executive officer), for whom compensation disclosure is required under the proxy rules. Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among the requirements for compensation to qualify for this exception is that the material terms pursuant to which the compensation is to be paid be disclosed to and approved by the stockholders in a separate vote prior to the payment. Accordingly, if the Incentive Plan is approved by stockholders and the other conditions of Section 162(m) relating to performance-based compensation are satisfied, compensation paid to Covered Employees pursuant to the Incentive Plan will not be subject to the deduction limit of Section 162(m).

Summary of Terms

         The Incentive Plan authorizes an aggregate of 6,000,000 shares of Common Stock that may be subject to awards, subject to adjustment as described below. Such shares may be authorized and unissued shares, treasury shares or shares acquired by the Company for purposes of the Incentive Plan. Generally, shares subject to an award that remain unissued upon expiration or cancellation of the award will be available for other awards under the Incentive Plan. In the event that the Compensation Committee of the Board of Directors (the "Committee") determines that any dividend or other distribution, stock split, recapitalization, reorganization, merger or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the Optionees, Grantees or participants under the Incentive Plan, then the Committee will make such equitable changes or adjustments as it deems necessary to the aggregate number of shares available under the Incentive Plan, the number of shares subject to each outstanding award, and the exercise price of each outstanding option or stock appreciation right.

         Awards  under  the  Incentive  Plan  may be  made  in the  form  of (i)
Incentive Stock Options, (ii) Non-Qualified Stock Options, (iii) Stock Appreciation Rights, (iv) Dividend Equivalent Rights, (v) Performance Awards and
(vi) Restricted Stock. Awards may be granted to such directors, officers, employees and others expected to contribute to the long-term success of the Company and its subsidiaries as the Committee shall, in its discretion, select.

         The Incentive Plan will be administered by the Committee which shall, at all times, consist of two or more persons each of whom is an "outside director" within the meaning of Section 162(m) and a non-employee director within the meaning of Rule 16b-3. The Committee is authorized, among other things, to construe, interpret and implement the provisions of the Incentive Plan, to select the persons to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the Incentive Plan.

Awards Under the Plan

         Stock Options. The Committee will determine each option's expiration date; provided, however, that no incentive stock opinion may be exercised more than ten years after the date of grant. The purchase price per share payable upon the exercise of an option (the "option exercise price") will be established by the Committee, but may be no less than the Fair Market Value of a share of Common Stock on the date of grant. The option exercise price shall be paid, as determined by the Committee in its discretion, in one of the following forms (or any combination thereof): (i) in cash, (ii) authorization for the Company to retain from the total number of Shares as to which the option is exercised that number of Shares having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the option is exercised,
(iii) delivery of a properly executed exercise notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the exercise price and any applicable income or employment taxes, (iv) the transfer of Shares to the Company upon such terms and conditions as determined by the Committee, (v) any combination of the foregoing methods of payment, or (vi) any other method approved by the Committee.

         Stock Appreciation Rights. Stock appreciation rights ("SARs") may be granted in connection with all or any part of, or independently of, any option granted under the Incentive Plan. SARs granted independently of any option will be subject to such terms and conditions as to exercisability, vesting and duration as the Committee may determine. SARs granted in tandem with any stock option will be exercisable only when and to the extent the option to which they relate is exercisable. The grantee of SARs has the right to surrender the SARs and receive from the Company, in cash, an amount equal to the excess of the Fair Market Value of a share of Common Stock over the exercise price of the stock appreciation right for each share of Common Stock in respect of which such SARs are being exercised.

         Dividend Equivalent Rights. Dividend Equivalent Rights ("DERs") entitle the holder to receive all or some portion of the cash dividends that are or would be payable with respect to Shares. DERs may be granted in tandem with an Option or Award, and may be payable currently or deferred until the lapsing of the restrictions on the DERs or until the vesting, exercise, payment, settlement or other lapse of restrictions on the related Option or Award. The terms and conditions applicable to each DER shall be specified in the Agreement under which the DER is granted. DERs may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments.

         Performance Awards. Performance Units and Performance Shares will be awarded as the Committee may determine, and the vesting of Performance Units and Performance Shares will be based upon our attainment of specified performance objectives to be expressed by the Committee in terms of earnings per Share, Share price, pre-tax profits, net earnings, return on equity or assets, revenues, EBITDA, market share or market penetration, or any combination of the foregoing (the "Performance Objectives"). The Agreements evidencing the Award of Performance Units or Performance Shares will set forth the terms and conditions thereof including those applicable in the event of the Grantee's termination of employment.

         Performance Units may be denominated in dollars or in Shares, and payments in respect of Performance Units will be made in cash, Shares, Shares of Restricted Stock or any combination of the foregoing, as determined by the Committee. Payments in respect of vested Performance Units will be made after the last day of the time period specified by the Committee (the "Performance Cycle") to which the Award relates, unless the Award Agreement provides for deferred payment. Performance Units vest when and to the extent the Performance Objectives are satisfied for the Performance Cycle.

         The Committee shall provide, at the time an Award of Performance Shares is made, the time at which the actual Performance Shares represented by such Award shall be issued to Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require. At the discretion of the Committee, Performance Shares issued in connection with an Award shall be deposited together with the stock powers with an escrow agent designated by the Committee. The Committee may determine whether the Grantee shall have, upon delivery of the Performance Shares to the escrow agent, all of the rights of a stockholder with respect to such Shares, including the right to vote and to receive dividends. Until any restrictions upon the Performance Shares shall have lapsed, such Performance Shares may not be transferred in any manner, nor may they be delivered to the Grantee. Restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determined at the time an Award is granted.

         At the time the Award of Performance Shares is granted, the Committee may determine that the payment to the Grantee of dividends declared or paid on the Performance Shares represented by such Award which have been issued us to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by us for the account of the Grantee until such time. The Committee may determine whether deferred dividends are to be reinvested in Shares or held in cash and, if held in cash, whether to pay interest on the account and the rate of such interest. Payment of such deferred dividends shall be made upon the lapsing of restrictions on the Performance Shares, and any dividends deferred in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

         Upon the lapse of the restrictions on Performance Shares, the Committee shall cause a stock certificate to be delivered to the Grantee, free of all restrictions under the Incentive Plan. The Committee may modify or accept the surrender of outstanding Performance Awards and grant new Performance Awards in substitution for them, but no such modification may adversely alter the Award without the Grantee's consent.

         Restricted Stock. The Committee will determine the terms of each Restricted Stock Award at the time of grant, including the price, if any, to be paid by the Grantee for the Restricted Stock, the restrictions placed on the Restricted Stock, and the time or times when the restrictions will lapse. In addition, at the time of grant, the Committee, in its discretion, may decide:
(i) whether any dividends declared or paid on the Restricted Stock by us will be paid to Grantee or will be held for the account of the Grantee until the restrictions imposed on the Restricted Stock lapse, (ii) whether any deferred dividends will be reinvested in additional Shares or held in cash, (iii) whether interest will be accrued on any deferred dividends held in cash and (iv) whether any stock dividends paid will be subject to the restrictions applicable to the Restricted Stock Award. Payment of deferred dividends in respect of Restricted Stock will be made upon the lapsing of the applicable restrictions. Dividends deferred in respect of Restricted Stock shall be forfeited upon forfeiture of such Restricted Stock.

         Restricted Stock shall be issued in the name of the Grantee after the Award is granted, provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of the Restricted Stock. Unless the Committee provides otherwise in the Agreement, the Grantee shall have all of the rights of a stockholder with respect to Restricted Stock, including the right to vote and to receive dividends. Restricted Stock may not be transferred in any manner, nor delivered to the Grantee, until all restrictions upon the Restricted Stock have lapsed. Unless otherwise provided at the time of grant, the restrictions on the Restricted Stock will lapse upon a Change in Control. Upon the lapse of the restrictions on the Restricted Stock, the Committee shall cause a stock certificate representing such Restricted Stock to be delivered to the Grantee, free of all restrictions under the Incentive Plan. The Committee may modify outstanding Awards of Restricted Stock or accept the surrender of outstanding Restricted Stock (to the extent the restrictions on such Restricted Stock have not yet lapsed) and grant new Awards in substitution for them.

Amendment of Incentive Plan and Change in Control

         The Board may suspend, discontinue, revise, terminate or amend the Incentive Plan at any time; provided, however, that stockholder approval will be obtained if and to the extent that the Board deems it appropriate to satisfy
Section 162(m).

         In the event of a Change in Control (as defined in the Plan), all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of an Employee Option, an Optionee will be permitted to surrender to us for cancellation within sixty (60) days after such Change in Control any Employee Option or portion of an Employee Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any of (x) (A) in the case of a Nonqualified Stock Option, the greater of (1) the fair market value, on the date preceding the date of surrender, of the Shares subject to the Employee Option or portion thereof surrendered or (2) the Adjusted Fair Market Value (as defined in the Plan) of the Shares subject to the Employee Option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the fair market value, on the date preceding the date of surrender, of the Shares subject to the Employee Option or a portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Employee Option or portion thereof surrendered. In the event an Optionee's employment with, or service as a Director of, us is terminated by us following a Change in Control, each Option held by the Optionee that was exercisable as of the date of termination of the Optionee's employment or service shall remain exercisable for a period ending not before the earlier of (A) the first anniversary of the termination of the Optionee's employment or service or (B) the expiration of the stated term of the Option.

         In the event of a Change in Control of Digital Courier, all SARs become immediately and fully exercisable. In addition, to the extent set forth in a particular SAR Agreement, a Grantee may receive cash or Shares with a value equal to the excess, if any, of (A) the greater of (1) the fair market value, on the date preceding the exercise, of the Shares subject to the SAR exercise and
(2) the Adjusted Fair Market Value of the Shares on such date of such Shares over (B) the fair market value, on the date the SAR was granted, of the Shares subject to the SAR exercised. If a Grantee's employment with us is terminated by us following a Change in Control, SARs held by the Grantee that were exercisable on the date of termination shall remain exercisable for a period ending not before the earlier of (i) the first anniversary of the termination or (ii) the expiration date of the SAR.

         In the event of a Change in Control, unless otherwise determined by the Committee, all Performance Units will vest and the Grantee shall be entitled to receive in respect of all Performance Units which become vested as a result of a Change in Control a cash payment within ten (10) days after such Change in Control in an amount as determined by the Committee at the time of the Award of such Performance Unit and as set forth in the Agreement. With respect to Performance Shares, unless otherwise determined by the Committee, restrictions shall lapse immediately on all Performance Shares. The Agreements evidencing Performance Shares and Performance Units shall provide for the treatment of such Awards (or portions thereof) which do not become vested as the result of a Change in Control, including, but not limited to, provisions for the adjustment of applicable Performance Objectives.

         In the event of a Change in Control, unless otherwise determined by the Committee at the time of the grant of an Award of Restricted Stock, the restrictions placed upon the Restricted Stock shall lapse.

         Notwithstanding the foregoing or anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction, the Committee shall take such actions, if any, as are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (i) deferring the vesting, exercise, payment, settlement or lapsing of restrictions with respect to any Option or Award, (ii) providing that the payment or settlement in respect of any Option or Award be made in the form of cash, Shares or securities of a successor or acquiror of the Company, or a combination of the foregoing, and (iii) providing for the extension of the term of any Option or Award to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option or Award.

Plan Benefits

         The Company cannot now determine the exact number of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Dividend Equivalent Rights, Performance Awards and Restricted Stock to be granted in the future to the executive officers named under the "Executive Compensation--Summary Compensation Table" below, to all current executive officers as a group, or to all employees (including executive officers). See "Executive Compensation--Options Granted in Last Fiscal Year" below for the number of options granted under the Stock Option Plan to the executive officers named in the Summary Compensation Table for the year ended June 30, 1999.

Certain Federal Income Tax Consequences

         The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

         Non-Qualified Stock Options. An Optionee will not recognize any taxable income upon the grant of a Non-Qualified Stock Option. The Company will not be entitled to a tax deduction with respect to the grant of a Non-Qualified Stock Option. Upon exercise of a Non-Qualified Stock Option, the excess of the Fair Market Value of the Common Stock on the exercise date over the option exercise price will be taxable as compensation income to the Optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The Optionee's tax basis for the Common Stock received pursuant to the exercise of a Non-Qualified Stock Option will equal the sum of the compensation income recognized and the exercise price.

         In the event of a sale of Common Stock received upon the exercise of a Non-Qualified Stock Option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such Common Stock is more than one year.

         Incentive Stock Options. An Optionee will not recognize any taxable income at the time of grant or timely exercise of an Incentive Stock Option and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an Incentive Stock Option may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the Incentive Stock Option is not exercised or if the Optionee subsequently engages in a "disqualifying disposition," as described below.

         A sale or exchange by an Optionee of shares acquired upon the exercise of an Incentive Stock Option more than one year after the transfer of the shares to such Optionee and more than two years after the date of grant of the Incentive Stock Option will result in any difference between the net sale proceeds and the exercise price being treated a long-term capital gain (or loss) to the Optionee. If such sale or exchange takes place within two years after the date of grant of the Incentive Stock Option or within one year from the date of transfer of the Incentive Stock Option shares to the Optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (i) the lesser of (a) the Fair Market Value of the shares at the time of exercise of the Incentive Stock Option and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the Optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

         Stock Appreciation Rights and Dividend Equivalents. Upon the exercise of a SAR and/or the payment of Dividend Equivalents, the recipient will recognize ordinary compensation income in the amount of both the cash and the fair market value of the Shares received upon the exercise of the SAR or the payment of the Dividend Equivalent, and we will be entitled to a corresponding deduction. In the event a recipient receives Shares upon the exercise of the SAR or the payment of the Dividend Equivalent, any Shares so acquired will have a tax basis equal to their fair market value on the date of such exercise or payment, and the holding period of the shares will commence on the day following that date. Upon a subsequent sale of such Shares, any appreciation or depreciation after the exercise date generally will be taxed as a capital gain or loss and will be long-term capital gain or loss if the holding period for such Shares is more than one (1) year.

         Performance Shares and Performance Units. Generally, a Grantee will not recognize any taxable income and we will not be entitled to a deduction upon the award of Performance Shares or Performance Units. At the time the Grantee receives the distribution of Shares or cash in respect of the Performance Shares or the Performance Units, the fair market value of Shares or the amount of any cash received in payment for such Awards generally is taxable to the Grantee as ordinary income and, subject to our deduction limitation under Section 162(m) of the Code, may be deducted by us.

         Restricted Stock. The recipient of an award of Restricted Stock will not recognize any income upon the receipt of Restrict Stock unless the recipient elects under Section 83(b) of the Code to recognize ordinary income in an amount equal to the fair market value of the Restricted Stock at the time of receipt. Such election must be make in writing to the Internal Revenue Service within thirty (30) days of receipt of the award of Restricted Stock. If the election is made, the recipient will not be allowed a deduction for amounts subsequently required to be returned to Digital Courier. If the election is not made, the recipient will generally recognize ordinary income, on the date that the restrictions to which the Restricted Stock are subject are removed, in an amount equal to the fair market value of such Shares on such date, less any amount paid for such Shares. At the time the recipient recognizes ordinary income, subject to applicable reporting and withholding requirements, we will generally be entitled to a deduction in the same amount.

         Upon the subsequent sale or other disposition of any Restricted Stock with respect to which the recipient has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the recipient will realize capital gain or loss in an amount equal to the difference between the amount realized on the sale or other disposition of the Restricted Stock and the recipient's basis in such Shares.


         For the reasons stated herein, the Board of Directors unanimously recommends that stockholders vote FOR approval of the AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                                 PROPOSAL No. 3
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Audit Committee of the Board of Directors has selected Arthur Andersen LLP as the independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 1999. A member of such firm is expected to be present at the Annual Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

         If the stockholders of the Company do not ratify the selection of Arthur Andersen LLP, or if such firm should decline to act or otherwise become incapable of acting, or if its employment is discontinued, the Board of
Directors or the Audit Committee will appoint other independent public accountants.

         Ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants will require the affirmative vote of a majority of the Common Stock present and properly voting at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE
SELECTION  OF  ARTHUR   ANDERSEN  LLP  AS  THE  COMPANY'S   INDEPENDENT   PUBLIC
ACCOUNTANTS.


                              STOCKHOLDER PROPOSALS

         Stockholder proposals to be presented at the 2000 Annual Meeting of Stockholders must be received at the Company's executive offices at 136 Heber Avenue, Suite 204, P.O. Box 8000, Park City, UT, 84060, addressed to the attention of the Secretary, by June 5, 2000 in order to be considered for inclusion in the Proxy Statement and form of proxy relating to such meeting.


                                  ANNUAL REPORT

         The Annual Report of the Company for the year ended June 30, 1998 is being mailed to the stockholders of the Company along with this Proxy Statement. The Annual Report contains the Company's Annual Report for the year ended June 30, 1998, including the financial statements and management's discussion and analysis of such financial statements and the report thereon of Arthur Andersen LLP.


                                 OTHER BUSINESS

         The Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting other than as stated in the accompanying Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby on such matters in accordance with their best judgment and in their discretion, and authority to do so is included in the Proxy.